**PRESS RELEASE**

Contact:

Kenneth A. Martinek

Chairman & Chief Executive Officer

(914) 684-2500

NORTHEAST COMMUNITY BANCORP, INC.

Announces Annual Meeting Date

White Plains, New York – February 27, 2014 – NorthEast Community Bancorp, Inc. (Nasdaq Global Market: NECB), today announced that its annual meeting of stockholders will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Wednesday, May 21, 2014 at 9:00 a.m.

NorthEast Community Bancorp, Inc. is the holding company for NorthEast Community Bank. NorthEast Community Bank is a New York State chartered savings bank that operates four full-service branches in New York and four full-service branches in Massachusetts and three loan production offices in White Plains, New York, New City, New York and Danvers, Massachusetts.

# # #